Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


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               Consent of Independent Registered Accounting Firm


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2009, relating to the consolidated financial statements of First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 of First Federal of Northern Michigan Bancorp, Inc.


/s/ Plante & Moran, PLLC

Plante Moran, PLLC
Auburn Hills, Michigan


October 26, 2009